EXHIBIT 15

To the Board of Directors and Shareholders of Morgan Stanley:

We have made a review, in accordance with standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of Morgan Stanley and subsidiaries for the periods ended February 29, 2004 and February 28, 2003, as indicated in our report dated April 6, 2004 (October 13, 2004, as to the effects of the restatement discussed in Note 18, October 27, 2004 as to the effects of discontinued operations discussed in Note 19); because we did not perform an audit, we expressed no opinion on that information.

Additionally, we have made a review, in accordance with standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of Morgan Stanley and subsidiaries for the periods ended May 31, 2004 and 2003, as indicated in our report dated July 12, 2004 (October 13, 2004, as to the effects of the restatement discussed in Note 18, October 27, 2004 as to the effects of discontinued operations discussed in Note 19); because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which are included in this Current Report on Form 8-K are incorporated by reference in the following Registration Statements:

Filed on Form S-3:

Registration Statement No. 33-57202

Registration Statement No. 33-60734

Registration Statement No. 33-89748

Registration Statement No. 33-92172

Registration Statement No. 333-07947

Registration Statement No. 333-27881

Registration Statement No. 333-27893

Registration Statement No. 333-27919

Registration Statement No. 333-46403

Registration Statement No. 333-46935

Registration Statement No. 333-76111

Registration Statement No. 333-75289

Registration Statement No. 333-34392

Registration Statement No. 333-47576

Registration Statement No. 333-83616

Registration Statement No. 333-106789

Registration Statement No. 333-117752

Filed on Form S-4:

Registration Statement No. 333-25003

Filed on Form S-8:

Registration Statement No. 33-63024

Registration Statement No. 33-63026

Registration Statement No. 33-78038

Registration Statement No. 33-79516

Registration Statement No. 33-82240

Registration Statement No. 33-82242

Registration Statement No. 33-82244

Registration Statement No. 333-04212

Registration Statement No. 333-25003

Registration Statement No. 333-28141

Registration Statement No. 333-28263

Registration Statement No. 333-62869

Registration Statement No. 333-78081

Registration Statement No. 333-95303

Registration Statement No. 333-55972

Registration Statement No. 333-85148

Registration Statement No. 333-85150

Registration Statement No. 333-108223

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ DELOITTE & TOUCHE LLP

New York, New York

October 27, 2004